Exhibit 99.2

Information Relating to Part II, Item 14. - Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of $225,000,000 aggregate principal amount of 3.25% Convertible Senior Notes due 2026 of EarthLink, Inc., registered pursuant to Registration Statement on Form S-3 (Registration No. 333-138600) filed on November 13, 2006, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee	$27,687
Trustee’s fees and expenses	50,000
Accounting fees and expenses	125,000
Legal fees and expenses	250,000
Printing and engraving	40,000
Miscellaneous	57,313
Total	$550,000